UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2007

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

MaggieMoo’s

On February 14, 2007, NexCen Brands, Inc., a Delaware corporation (the “Company”), and MM Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MaggieMoo’s International, LLC, a Delaware limited liability company (“MaggieMoo’s”), Stuart Olsten, Jonathan Jameson, and the Securityholders’ Representative. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Form 8-K.

The Merger Agreement provides for the merger of Merger Sub with and into MaggieMoo’s, on the terms and subject to the conditions in the Merger Agreement. MaggieMoo’s will be the surviving company in the merger and will become a wholly-owned subsidiary of the Company. We expect the Merger to close before the end of the first quarter of 2007.

In the merger, the holders of the outstanding limited liability company interests of MaggieMoo’s will receive a combination of cash and shares of common stock of the Company valued at $16.1 million in exchange for their limited liability company interests, plus the right to receive up to an additional $2 million in the form of an earn-out. The initial $16.1 million will consist of approximately $10.8 million of cash and approximately $5.3 million of Company common stock, with the stock valued at the average closing price of the Company’s common stock for the 15 trading days ending on (and including) the trading day prior to the date of the closing of the merger. Of this amount, $3 million will be held back by the Company for two years to satisfy potential post-closing purchase price adjustments and indemnity claims.

The earn-out will be payable on March 31, 2008 based on the amount royalty payments earned during fiscal 2007 exceed royalty payments earned by MaggieMoo’s during fiscal 2006, pursuant to a formula set forth in the Merger Agreement. The earn-out will be payable in a combination of cash and shares of the Company’s common stock, at the Company’s option. Such stock will be priced based on the average trading price of the Company’s common stock at the time the earn-out (if earned) becomes payable.

Common stock of the Company issued in the merger will not be registered under the Securities Act of 1933, as amended. The Company has agreed to enter into a registration rights agreement prior to the closing of the merger pursuant to which the Company will file a registration statement within 180 days of the Closing to register these shares for resale. Under the terms of the Merger Agreement, these shares will not be permitted to be resold for six months following the closing of the merger, and thereafter they will be subject to resale limitations until the 21-month anniversary of the closing, as specified in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants. Subject to limited exceptions, the representations and warranties will survive the closing for two years. Specified fundamental representations, such as ownership of the limited liability company interests and title to assets, will survive indefinitely. Indemnification claims by the Company for breaches or representations and warranties are generally capped at $3 million and are subject to a $200,000 threshold. Specified fundamental representations are not subject to this cap or threshold.

The closing is subject to the satisfaction of specified conditions, including the execution of employment agreements with certain key employees, the execution of a registration rights agreement covering the shares of Company common stock to be issued in the merger, the execution of a voting agreement with certain former members of MaggieMoo’s, and other customary conditions for a transaction of this type.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, which is filed as Exhibit 2.1 to this Form 8-K.

Marble Slab

On February 14, 2007, the Company, and NexCen Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Purchaser”), entered into a Asset Purchase Agreement (the “Purchase Agreement”) with Marble Slab Creamery, Inc., a Texas corporation (“Marble Slab”). A copy of the Purchase Agreement is attached as Exhibit 2.2 to this Form 8-K.

Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase substantially all of the assets of Marble Slab. The purchase price is $21.0 million, consisting of $16 million in cash and two promissory notes in the aggregate principal amount of $5 million. The promissory notes are payable in full on the first anniversary of the closing and accrue interest at an annual rate of 6%. The Purchaser has the right to offset indemnification claims against the $1.5 million principal amount of one of the promissory notes. The Company will place $5.1 million in escrow to secure payment of the promissory notes. We expect the transaction to close by the end of February 2007.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to limited exceptions, the representations and warranties of Marble Slab will survive the closing for 18 months. Specified fundamental representations, such as sufficiency of assets and title to assets, will survive indefinitely. Indemnification claims by the Purchaser for breaches or representations and warranties are generally capped at the purchase price and are subject to a $250,000 threshold.

Prior to the closing, Marble Slab will enter into a franchise agreement with the Purchaser to operate the only company-owned store, which is located in Houston, TX, as a franchised store. The closing is subject to the satisfaction of specified closing conditions, including the execution of noncompetition and nonsolicitation agreements with Marble Slab’s current stockholders, the execution of an escrow agreement, and customary conditions for a transaction of this type.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, which is filed as Exhibit 2.2 to this Form 8-K.

The Merger Agreement and the Purchase Agreement have been included as exhibits to this Form 8-K to provide you with information regarding their terms. Each of the Merger Agreement and the Purchase Agreement contains representations and warranties that the parties thereto made and will make to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Merger Agreement and the representations and warranties in the Purchase Agreement were made and will be made solely for purposes of the contracts among the respective parties to those two agreement, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 7.01 Regulation FD Disclosure

The Company is providing the following additional guidance for expected earnings-per-share for 2007 for the Marble Slab and MaggieMoo’s acquisitions; assuming both acquisitions are completed on March 31, 2007, the Company will add $0.05 to our earnings-per-share in fiscal 2007 and would add $0.07 for a full twelve-months.

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding our possible future financial performance. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be successful in implementing the new IP strategy, (2) we may not complete the acquisition of either MaggieMoo's or Marble Slab on the negotiated terms or at all, (3) we may not be successful in operating or expanding either Maggie Moo's or Marble Slab or integrating the acquisitions into our IP business strategy, (4) risks associated with marketing and franchising our acquired trademarks and with successfully integrating and growing both franchised brands, (5) risks associated with the ability of franchisees to successfully market and sell ice cream under the MaggieMoo's or Marble Slab trademarks, and (6) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events

On February 14, 2007, the Company issued a press release announcing the MaggieMoo’s and Marble Slab transactions. A copy of the press release is attached as Exhibits 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1 Agreement and Plan of Merger, dated February 14, 2007, by and among NexCen Brands, Inc., MM Acquisition Sub, LLC, MaggieMoo’s International, LLC, Stuart Olsten, Jonathan Jameson, and the Securityholders’ Representative.

2.2 Stock Purchase Agreement, dated February 14, 2007, by and among, NexCen Brands, Inc., NexCen Acquisition Corp., Marble Slab Creamery, Inc.

99.1 Press Release of NexCen Brands, Inc., MaggieMoo’s International, LLC and Marble Slab Creamery, Inc., dated February 14, 2007.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 21, 2007.

NEXCEN BRANDS, INC.

/s/ David B. Meister
By:	David B. Meister
Its:	Senior Vice President and Chief Financial Officer